Exhibit 32
CERTIFICATION
The undersigned, the Principal Executive Officer and Principal Financial Officer of Bed Bath & Beyond Inc. (the “Company”), hereby certify, to the best of their knowledge and belief, that the Form 10-K of the Company for the annual period ended February 27, 2021, (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes – Oxley Act and is not intended to be used for any other purposes.

Date: April 22, 2021	/s/ Mark J. Tritton
Mark J. Tritton
President and Chief Executive Officer

/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)